Exhibit 10.1

This TRANSACTION AGREEMENT is made as of August 4, 2005, among GAIAM, INC., a Colorado corporation (“Gaiam”) and REVOLUTION LIVING LLC, a Delaware limited liability company (“Revolution Living”) and LIFE BALANCE MEDIA HOLDINGS LLC, a Delaware limited liability company (“Wisdom”).

WHEREAS, Gaiam desires to issue and sell to Revolution Living, and Revolution Living desires to purchase from Gaiam, shares of Gaiam’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), in such amounts, on such dates and otherwise on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Wisdom desires to issue and sell to Gaiam, and Gaiam desires to purchase from Wisdom, units of a newly created class of series A preferred interests (the “Wisdom Preferred Units”) of Wisdom, in such amounts, on such dates and otherwise on the terms and subject to the conditions set forth this Agreement and in the Wisdom LLC Agreement (as defined below);

WHEREAS, Gaiam, Jirka Rysavy (“Rysavy”), Revolution Living and Stephen M. Case (“Case”) are entering into a Shareholders Agreement dated as of the date of this Agreement pursuant to which, among other things, such persons are agreeing to certain matters related to the transactions contemplated by this Agreement and the operation of Gaiam and Wisdom; and

WHEREAS, Gaiam and Wisdom desire to enter into a Cooperation Agreement (as defined below) for the mutual benefit of Gaiam and Wisdom, on the terms and subject to the conditions set forth in the Cooperation Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Definitions.

Capitalized terms used and not otherwise defined in this Agreement have the meaning ascribed to them below or in the other locations of this Agreement specified below:

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.  Any relative or spouse (including any partner with whom such person resides on a permanent basis) of the specified Person, any relative of such spouse, any spouse of any such relative or any other Person who, directly or indirectly, is under common ownership or control with, or is owned or controlled by such spouse or relative shall be considered an Affiliate of such Person.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  As used in this definition, the term “relative” means any former or current spouse, parent, grandparent, great-grandparent, great-great-grandparent, child, grandchild, great-grandchild, great-great-grandchild, sibling, first uncle, first aunt or first cousin (in each case, whether natural or adoptive).  The parties agree that the term “Affiliate” as used with respect to Case and Revolution Living does not include (i) Time Warner Inc., (ii) any Affiliates of Time Warner Inc. or (iii) any member or investor in any Affiliate of Revolution Living; provided that, absent such relationship as a member or investor in any Affiliates of Revolution Living, such member or investor is not an Affiliate of Case or Revolution Living.

“Agreement” means this Agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.

“Applicable Law” means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, listing requirements, permits, certificates or orders of any Governmental Authority or securities exchange applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Articles of Incorporation” has the meaning given to it in Section 4.1(a).

“Business Day” means each day except for Saturday, Sunday, Federal holidays and any other state-recognized holidays in the State of Colorado.

“Breaching Party” has the meaning given to it in Section 6.9.

“By-laws” has the meaning given to it in Section 4.1(a).

“Case” has the meaning given in the Recitals.

“Claim” means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other Proceeding.

“Class A Common Stock” has the meaning given to it in the Recitals.

“Class A Stock Purchase Agreement” means Class A Stock Purchase Agreement, dated as of June 10, 2005 and restated as of June 16, 2005, among Gaiam and the purchasers therein.

“Class B Common Stock” means Gaiam’s Class B Common Stock, par value $0.0001 per share.

“Closing” has the meaning given to it in Section 3.1.

“Closing Date” has the meaning given to it in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Commission Filings” means all reports, forms, registration statements, proxy statements, and other filings filed by Gaiam with the Commission (and all notes, exhibits and schedules thereto and documents incorporated by reference therein and all certificates and statements required by the Commission pursuant to Sarbanes-Oxley).

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Contract” means any written or oral contract, agreement, credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order, instrument, permit, concession, franchise or license.

“Cooperation Agreement” means the Cooperation Agreement, substantially in the form attached hereto as Exhibit B, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms thereof.

“Documents” means, individually or collectively, this Agreement, the Shareholders Agreement, the Cooperation Agreement, the Wisdom LLC Agreement, the Rysavy Employment Agreement, the Powers Employment Agreement and all other documents executed in connection with the transactions contemplated by this Agreement.

“Equity Incentive Plan” means Gaiam’s 1999 Long-Term Incentive Plan and Gaiam’s Employee Stock Purchase Plan, each as amended from time to time.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Fully-Diluted Capital Stock” means, as of any date, without duplication, (i) the total number of shares of Common Stock outstanding on such date, plus (ii) the total number of outstanding options, warrants and other equity-linked securities that are exercisable into Common Stock on or after such date, plus (iii) the total number of shares of Common Stock reserved for issuance pursuant to obligations of Gaiam to issue shares of Common Stock, other than pursuant to obligations of Gaiam to issue shares of Common Stock under this Agreement after such date.

“Fundamental Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.  The “Fundamental Documents” of Gaiam are the Articles of Incorporation and the By-laws.  The Fundamental Documents of Wisdom are the Certificate of Formation and the Wisdom LLC Agreement.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Gaiam” has the meaning given to it in the Preamble.

“Gaiam Accountants” has the meaning given to it in Section 6.8.

“Gaiam Board” means the board of directors of Gaiam.  To the extent any decision or other action in connection with this Agreement is taken by the Gaiam Board, such decision or action shall be made or taken by directors of Gaiam who not nominees of, or otherwise affiliated or associated with, Revolution Living (unless the decision or other action relates solely to a decision in which none of Revolution Living or its Affiliates has any interest, other than indirectly through its ownership of Common Stock of Gaiam).

“Gaiam Financial Statements” has the meaning given to it in Section 4.1(f)(ii).

“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a Federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Guarantee” means any obligation, contingent or otherwise, or any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, including any obligation of such Person direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of payment thereof, (iii) to purchase or otherwise pay for merchandise, materials supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property will be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, or (iv) to maintain the working capital, equity capital or other financial statement condition of any primary obligor; provided, however, that the term Guarantee will not include endorsement of instruments for deposit and collection in the ordinary course of business.

“Indebtedness” of a Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (iii) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that “deferred purchase price” in connection with any purchase of property or assets will include only that portion of the purchase price which will be deferred beyond the date on which the purchase is actually consummated), (vi) all obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all obligations of such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (viii) all Guarantees by such Person of obligations of others, (ix) all capitalized lease obligations of such Person and (x) the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

“Intellectual Property Rights” has the meaning given to it in Section 4.1(l).

 “Knowledge” or words of similar import of any Person means (i) actual knowledge of such Person (including the actual knowledge of the officers, key employees and directors of such Person) and (ii) that knowledge which could have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those key employees and professionals of such Person who could reasonably be expected to have actual knowledge of the matters in question.

“Lead Investor” has the meaning given to it in the Wisdom LLC Agreement.

“Liability” means any Indebtedness, commitment, liability or obligation, of any kind, character or nature whatsoever, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Lien” means any security interest, pledge, lien, claim, proxy, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, commitment or other similar arrangement or interest in real or personal property, whether oral or written.

 “Material Adverse Effect” means, with respect to any Person, a material adverse effect on the business, operations, assets, condition (financial or otherwise) or operating results, Liabilities of such Person, taken as a whole.

“Material Agreements” has the meaning given to it in Section 4.1(i)(x).

“NASD” means the National Association of Securities Dealers, Inc..

“Nasdaq” has the meaning given to it in Section 4.1(t).

“Nonbreaching Party” has the meaning given to it in Section 6.9.

“Orders” means judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of or with any Governmental Authority or arbitrator.

“Party” means each of Gaiam, Revolution Living and Wisdom.

“Permits” means licenses, certificates and permits from Governmental Authorities.

“Permitted Liens” means (i) liens on any Person’s furniture, fixtures and equipment granted to any of such Person’s landlords as collateral for their office and factory leases, (ii) Liens for Taxes not yet due and payable and for which an appropriate reserve has been taken, (iii) rights of way, easements and other minor defects in title which do not adversely affect in any material respect the use or value of the real property subject to such, and (iv) other Liens not to exceed $10,000 in the aggregate.

“Person” will be construed in the broadest sense and will include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and any other entity, including a Governmental Authority.

“Powers Employment Agreement” means the Employment Agreement between Gaiam and Lynn Powers, substantially in the form attached hereto as Exhibit E-2, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms thereof.

“Proceeding” means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Authority or an arbitrator or administrator.

“Revolution Living” has the meaning given to it in the Preamble.

“Rysavy” has the meaning given in the Recitals.

“Rysavy Employment Agreement” means the Employment Agreement between Gaiam and Rysavy, substantially in the form attached hereto as Exhibit E-1, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms thereof.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended.

“Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(1) of the Securities Act and includes such Person’s capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity interests.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders Agreement” means the Shareholders Agreement, in the form executed simultaneously herewith and attached hereto as Exhibit A, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms thereof.

“Subject Gaiam Shares” means shares of Class A Common Stock to be issued to or purchased by Revolution Living pursuant to the terms of this Agreement.

“Subject Wisdom Units” means Wisdom Preferred Units to be purchased by Gaiam pursuant to the terms of this Agreement.

“Subject Person” has the meaning given to it in the definition of “Subsidiary”.

“Subsidiary” means, at any time, with respect to any Person (the “Subject Person”), any Person of which either (x) more than 50% of the Securities entitled to vote in the election of directors or comparable Persons performing similar functions (excluding Securities entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person.

“Tax” means any Taxes and the term “Taxes” means, with respect to any Person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B) any Liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of (i) being a “transferee” (within the meaning of Section 6901 of the Code or any other Applicable Law) of another Person, (ii) being a member of an affiliated, combined or consolidated group or (iii) a contractual arrangement or otherwise.

“Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Wisdom” has the meaning given to it in the Preamble.

“Wisdom Board” means the board of directors of Wisdom.

“Wisdom LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of Life Balance Media Holdings LLC, as amended and restated as of the date of this Agreement, by and among the members of Wisdom, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms thereof.

“Wisdom Material Agreements” has the meaning given to it in Section 5.1(h)(x).

“Wisdom Preferred Units” has the meaning given to it in the Recitals.

“Wisdom Units” means the Preferred Units, Profits Units, Management Units and Common Units and any other unit of membership interest in Life Balance Holdings LLC.

1.2                               Rules of Construction.

The use in this Agreement of the term “including” means “including, without limitation.”  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement.  All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated.  The title of and the section and paragraph headings in this Agreement are for convenience of reference only and will not govern or affect the interpretation of any of the terms or provisions of this Agreement.  The use herein of the masculine, feminine or neuter forms will also denote the other forms, as in each case the context may require or permit.  Where specific language is used to clarify by example a general statement contained herein, such specific language will not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Agreement has been chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.  Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement will be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure will be that date of the following month or year corresponding to the next day following the starting date.  For example, one month following February 18 is March 18, and one month following March 31 is May 1.

ARTICLE II
PURCHASE AND SALE OF SUBJECT GAIAM SHARES AND SUBJECT WISDOM UNITS

2.1                               Authorization of the Subject Gaiam Shares.

Gaiam has authorized the issuance to Revolution Living at the Closing of an aggregate of 2,500,000 shares of Class A Common Stock.

2.2                               Purchase and Sale of Securities.

Subject to the terms and conditions contained in this Agreement, at the Closing:

(a)           Gaiam will issue, sell and deliver to Revolution Living that number of the shares of Class A Common Stock set forth on Schedule I hereto at the price set forth on Schedule I.  Revolution Living will pay, to an account designated by Gaiam prior to the Closing, the amount set forth opposite Revolution Living’s name on Schedule I hereto with respect to the Class A Common Stock being purchased at the Closing by wire transfer of immediately available funds.

(b)           Wisdom will issue, sell and deliver to Gaiam’s wholly owned subsidiary, Gaiam Media, Inc., that number of Wisdom Preferred Units set forth on Schedule II hereto.  The Wisdom Preferred Units will have rights set forth in the Wisdom LLC Agreement set forth as Exhibit C to this Agreement.  Gaiam will cause Gaiam Media, Inc. to will pay Wisdom, to an account of Wisdom designated by Wisdom prior to the Closing, the amount set forth opposite

Gaiam’s name on Schedule II hereto with respect to the Subject Wisdom Units being purchased at the Closing by wire transfer of immediately available funds.

ARTICLE III
THE CLOSING; DELIVERY OF DOCUMENTS AT THE CLOSINGS

3.1                               The Closing.

The closing (the “Closing”) hereunder and the consummation of the transactions contemplated to occur simultaneously therewith shall take place at the offices of O’Melveny & Myers LLP, 1625 Eye Street, N.W., Washington, D.C. 20006 on the second Business Day after the satisfaction or, if permissible, waiver of the applicable conditions (except those conditions which by their nature are to be satisfied as part of the Closing) set forth in this Article III and in Article VII, or at such other time and place as is otherwise agreed upon by the Parties hereto (each such date, a “Closing Date”).

3.2                               Deliveries at the Closing.

(a)           Deliveries by Gaiam at the Closing.

The obligation of Revolution Living to consummate the Closing is subject to the delivery by Gaiam of the following items or the satisfaction of the following conditions precedent (unless waived by Revolution Living):

(i)            Consents and Approvals.  All consents, approvals, authorizations, filings and notices required to consummate the transactions contemplated hereby with respect to the transactions to be consummated at the Closing will have been obtained, made or given and will be in full force and effect, including, without limitation, (A) the requisite consent of the Gaiam Board and (B) any filings or consents required by any Governmental Authority.

(ii)           Opinion of Counsel.  Revolution Living will have received a legal opinion of Bartlit Beck Herman Palenchar & Scott LLP, counsel to Gaiam, addressed to Revolution Living and dated as of the Closing Date, in substantially the form attached hereto as Exhibit D-1.

(iii)          Good Standing Certificates.  Gaiam will have delivered to Revolution Living a certificate of the Secretary of State of the State of Colorado, dated as of a recent date as to the due incorporation or organization of Gaiam and its good standing in such jurisdiction.

(iv)          Secretary’s Certificate.  Gaiam will have delivered to Revolution Living a certificate of the Secretary or an Assistant Secretary of Gaiam, dated as of the Closing Date and certifying on behalf of Gaiam: (A) that attached thereto is a true, correct and complete copy of each of the Fundamental Documents of Gaiam as in effect on the date of such certification; (B) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Gaiam Board authorizing the execution, delivery and performance of the Documents and the transactions contemplated thereby, which resolutions have been unanimously approved by the Gaiam Board, and that all such resolutions are in full force and effect; and (C) the incumbency and specimen signature of all officers of Gaiam executing the Documents, and any certificate or instrument furnished pursuant hereto.

(v)           Delivery of Purchase Price.  Gaiam will have delivered to Wisdom by wire transfer of immediately available funds the amount specified in Schedule II to such Wisdom bank account as Revolution Living will designate to Gaiam in writing no less than two Business Days prior to Closing.

(vi)          Issuance of the Class A Common Stock.  Gaiam will have delivered to Revolution Living a stock certificate representing the number of shares of Class A Common Stock being purchased by Revolution Living at the Closing as set forth on Schedule I opposite Revolution Living’s name with respect to the Closing against receipt by Gaiam of payment of the amount specified in Schedule I with respect to the Closing by wire transfer of immediately available funds to an account designated by Gaiam no less than two (2) Business Days prior to the Closing.

(vii)         Officer’s Certificate as to Conditions Precedent.  Gaiam will have delivered to Revolution Living an officer’s certificate certifying that the conditions precedent to Revolution Living’s obligations set forth in Sections 7.1(a), 7.1(b) and 7.1(f) have been satisfied.

(b)           Deliveries by Revolution Living at the Closing.

The obligation of Gaiam to consummate the Closing is subject to the delivery by Revolution Living of the following items or the satisfaction of the following conditions precedent (unless waived by Gaiam):

(i)            Consents and Approvals.  All consents, approvals, authorizations, filings and notices required to consummate the transactions contemplated hereby with respect to the transactions to be consummated at the Closing will have been obtained, made or given and will be in full force and effect, including, without limitation, (A) the requisite consent of Revolution Living’s board of directors and (B) any filings or consents required by any Governmental Authority.

(ii)           Opinion of Counsel.  Gaiam will have received a legal opinion of O’Melveny & Myers LLP, counsel to Revolution Living, addressed to Gaiam and dated as of the Closing Date, in substantially the form attached hereto as Exhibit D-2.

(iii)          Good Standing Certificates.  Revolution Living will have delivered to Gaiam a certificate of the Secretary of State of the State of Delaware, dated as of a recent date as to the due organization of Wisdom and Revolution Living and their good standing in such jurisdiction.

(iv)          Secretary’s Certificate.  Revolution Living will have delivered to Gaiam a certificate of the Secretary or an Assistant Secretary of Revolution Living, dated as of the

Closing Date and certifying on behalf of Revolution Living: (A) that attached thereto is a true, correct and complete copy of each of the Fundamental Documents of Revolution Living as in effect on the date of such certification; (B) that attached thereto is a true, correct and complete copy of all resolutions adopted by the board of directors (and any committees thereof) of Revolution Living authorizing the execution, delivery and performance of the Documents and the transactions contemplated thereby, and that all such resolutions are in full force and effect; (C) the incumbency and specimen signature of all officers of Revolution Living executing the Documents, and any certificate or instrument furnished pursuant hereto; and (D) that the individuals to be designated by Gaiam to the board of directors of Wisdom pursuant to the Shareholders Agreement as of the time of the Closing Date have been duly elected and appointed to the board of directors of Wisdom.

(v)           Delivery of Purchase Price.  Revolution Living will have delivered to Gaiam by wire transfer of immediately available funds the amount specified in Schedule I to such bank account as Gaiam will designate to Revolution Living in writing no less than two Business Days prior to Closing.

(vi)          Delivery of Wisdom Preferred Units.  Wisdom will have delivered to Gaiam the Wisdom Preferred Units being purchased by Gaiam at the Closing as set forth on Schedule II hereto against receipt by Revolution Living of evidence of payment to Wisdom of the amount specified in Schedule II with respect to the Closing by wire transfer of immediately available funds to an account designated by Revolution Living no less than two (2) Business Days prior to the Closing.

(vii)         Officer’s Certificate as to Conditions Precedent.  Revolution Living and Wisdom, as applicable, will have delivered to Gaiam an officer’s certificate certifying that the conditions precedent to Gaiam’s obligations set forth in Sections 7.2(a), 7.2(b), 7.2(e) and 7.2(f) have been satisfied.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF GAIAM

4.1          Representations and Warranties in connection with Sales of Subject Gaiam Shares .

Gaiam hereby represents and warrants to Revolution Living, as of the date hereof and as of the Closing Date, as follows:

(a)           Organization, Power, Authority and Good Standing.

Each of Gaiam and its Subsidiaries is duly organized, validly existing and in good standing under the Applicable Laws of its respective jurisdiction of incorporation or formation and has all requisite corporate or other power and authority to own, lease and operate its properties and other assets and to carry on its business as presently conducted and as proposed to be conducted.  Each of Gaiam and its Subsidiaries is duly qualified, validly existing and/or in good standing to transact business as a foreign Person in those respective jurisdictions which constitute the jurisdictions in which the character of the property owned, leased or operated by

Gaiam or such Subsidiary or the nature of the activities conducted by Gaiam or such Subsidiary makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.  A copy of the Amended and Restated Articles of Incorporation of Gaiam in effect on the date hereof (the “Articles of Incorporation”) and Restated By-laws of Gaiam in effect on the date hereof (the “By-laws”) is filed as an exhibit to the Commission Filings.

(b)           Capitalization.

(i)            Immediately upon consummation of the Closing, the authorized, issued and outstanding capital stock of Gaiam will consist of:

50,000,000 shares of preferred stock, $0.0001 par value per share, none of which are issued and outstanding; and

150,000,000 shares of Class A Common Stock, of which:  (1) 12,304,295 shares were validly issued and outstanding, fully paid and nonassessable as of August 1, 2005; (2) no shares are held as treasury shares; (3) 1,876,272 shares are reserved for issuance in accordance with Gaiam’s Equity Incentive Plan; and (4) 5,400,000 shares are reserved for issuance upon conversion of the 5,400,000 outstanding shares of Class B Common Stock.

50,000,000 shares of Class B Common Stock, of which (1) 5,400,000 shares are validly issued and outstanding, fully paid and nonassessable; and (2) no shares are held as treasury shares or reserved for issuance.

(ii)           Gaiam’s Commission Filings accurately reflect the outstanding Indebtedness of Gaiam.

(iii)          Except as described in the Commission Filings, the Articles of Incorporation or as contemplated by the Documents, there are, and immediately after consummation of the Closing there will be, no (i) outstanding warrants, options, agreements, convertible Securities or other commitments or instruments pursuant to which Gaiam is obligated to issue, sell or otherwise transfer any of its Securities, (ii) preemptive rights or similar rights to purchase or otherwise acquire Securities of Gaiam pursuant to any Applicable Law, Gaiam’s Fundamental Documents or any Contract to which Gaiam is a party, or (iii) Liens (such as a right of first refusal, right of first offer, irrevocable proxy, voting trust or voting agreement) created by Gaiam with respect to the sale or voting of any Securities of Gaiam (whether outstanding or issuable upon the conversion, exchange or exercise of outstanding Securities).

(iv)          No outstanding Securities of Gaiam are entitled to any anti-dilution or similar adjustments upon the issuance of additional Securities of Gaiam or otherwise.

(v)           There are no obligations to redeem, repurchase or otherwise acquire shares of capital stock or other Securities of Gaiam pursuant to any Applicable Law, any Fundamental Document of Gaiam or any Contract to which Gaiam is a party or may be bound.

(vi)          Except as contemplated by the Documents and the Class A Stock Purchase Agreement, no Person has any right to cause Gaiam to effect the registration under the Securities Act of any shares of Common Stock or any other Securities of Gaiam.

(vii)         All Securities issued by Gaiam have been either issued in transactions in accordance with, or exempt from registration under, the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or “blue sky” laws, and Gaiam has not violated the Securities Act or any applicable state securities or “blue sky” laws in connection with the issuance of any such Securities.

(c)           Authorization of Agreement, Etc.

(i)            Gaiam has any and all requisite corporate power and authority to execute and deliver the Documents and to perform its obligations under and to consummate the transactions contemplated by each such Document.  The execution, delivery and performance by Gaiam of each Document to which it is a party and the issuance, sale and delivery of the Subject Gaiam Shares has been duly authorized by all requisite corporate action by Gaiam, including the unanimous approval of the Gaiam Board, and this Agreement and each other Document has been duly executed and delivered by Gaiam.  No other corporate or shareholder action (including, without limitation, approval of the Documents and the transactions contemplated hereby by the shareholders of Gaiam) on the part of Gaiam is necessary for such authorization, execution and delivery.  Each of the Documents constitutes a legal, valid and binding obligation of Gaiam enforceable against Gaiam in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Applicable Laws affecting creditors’ rights and remedies generally, and subject, in the case of enforceability, to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity).

(ii)           The authorization, reservation, issuance, sale and delivery, as applicable, of the Subject Gaiam Shares have been duly and validly authorized by all requisite corporate action on the part of Gaiam.  The Subject Gaiam Shares (assuming the issuance thereof in accordance with this Agreement), will be duly and validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any Liens (other than those created by the holder) and, except as otherwise set forth in the Documents, with no restrictions on the voting rights thereof and not subject to any preemptive rights, rights of first refusal or other similar rights of the shareholders of Gaiam.

(d)           No Conflicts.

The execution, delivery and performance by Gaiam of this Agreement and each of the other Documents and the consummation of the transactions contemplated hereby and thereby, including without limitation, the issuance, sale and delivery of the Subject Gaiam Shares, and compliance with the provisions hereof and thereof by Gaiam, does not or will not, as the case may be, (a) violate any provision of Applicable Law or any Order applicable to Gaiam or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Gaiam under any Material Agreement to which it is a party or by which Gaiam or its assets or properties are or may be bound, except that consent may be required under the 2005 Amended and Restated Credit Agreement dated July 29, 2005 among Gaiam, certain of its Subsidiaries and Wells Fargo Bank, National Association, or (c) conflict with or violate any provision of the Fundamental Documents of Gaiam currently in effect.

(e)           Approvals.

Except for Commission Filings and filings with Nasdaq, no Permit or Order, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the (i) execution, delivery or performance by Gaiam of each Document to which it is a party, or (ii) issuance of the Subject Gaiam Shares at the Closing.

(f)            Commission Filings; Financial Statements.

(i)            Gaiam is a company required to file periodic reports with the Commission and has, since November 1999, filed in a timely manner all Commission Filings required to have been filed with the Commission under the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable thereto.  As of the respective dates of their filing with the Commission, or the date of any amendment thereto filed on or prior to the date hereof, the Commission Filings complied as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable thereto and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(ii)           Each of the historical consolidated financial statements of Gaiam (including any related notes or schedules) included in Gaiam’s annual report for the year ended December 31, 2004 and any annual report on Form 10-K or quarterly report on Form 10-Q filed thereafter (the “Gaiam Financial Statements”) was prepared (i) in accordance with the books and records of Gaiam and (ii) in accordance with GAAP (except as may be disclosed therein).  Such financial statements fairly present in all material respects the consolidated financial position of Gaiam and its Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in shareholders’ equity for the periods indicated (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments).

(iii)          The Gaiam Financial Statements complied, when filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, including, but not limited to, the applicable requirements of Regulation S-X promulgated under the Exchange Act and Sarbanes-Oxley.

(iv)          The Chief Executive Officer and the Chief Financial Officer of Gaiam have signed, and Gaiam has furnished to the Commission, all certifications required by Section 906 of Sarbanes-Oxley; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Gaiam nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. Except as disclosed in the Commission Filings, to Gaiam’s Knowledge, each director and executive officer of Gaiam has filed with the Commission on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2004.

(g)           Accounting.

Gaiam maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Gaiam maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act, which controls and procedures are effective to ensure that all material information concerning Gaiam and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Gaiam’s filings with the Commission and other public disclosure documents.

(h)           Private Offering.

Assuming the accuracy of the representations of Revolution Living in Section 5.2(b), the offering, sale, issuance and delivery by Gaiam of the Subject Gaiam Shares are exempt from the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder.  Neither Gaiam or its Subsidiaries, nor any Person acting on their behalf, has offered or sold or will offer or sell any Securities, or has taken or will take any other action (including, without limitation, any offering of any Securities of Gaiam under circumstances that would require, under the Securities Act or any applicable blue-sky laws, the integration of such offering with the transactions contemplated by this Agreement), which would subject the transactions contemplated by this Agreement to the registration provisions of the Securities Act.

(i)            Material Agreements.

(x)            Gaiam has filed, as an exhibit to the Commission Filings (i) any notes, bonds, mortgages, or indentures or (ii) other material written or oral Contracts, agreements, instruments and other understandings, in each case that is required to be filed as an exhibit to the Commission Filings (collectively, the “Material Agreements”).

(y)           Each Material Agreement constitutes a valid and binding obligation of Gaiam and/or Subsidiary party thereto.  Each of Gaiam and the Subsidiaries have in all material respects performed all of the material obligations required to be performed by each of them to date pursuant to the Material Agreements, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by Gaiam or any of the Subsidiaries, except where such default or event, individually or in the aggregate, has not had nor could it reasonably be expected to have a Material Adverse Effect.

(j)            Absence of Undisclosed Liabilities.

Neither Gaiam nor any of its Subsidiaries has any Liability required to be disclosed in the consolidated financial statements for Gaiam and its Subsidiaries for the fiscal year ended December 31, 2004, other than Liabilities disclosed in the Commission Filings or incurred in the ordinary course of business consistent with past practice since December 31, 2004 (none of which results from, arises out of, relates to, or was caused by, any breach of contract, breach of warranty, tort, infringement or violation of Applicable Law where such breach or event, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect).

(k)           Compliance with Laws.

Neither Gaiam nor any Subsidiary is in violation of and, to the Knowledge of Gaiam, none is under investigation by a Governmental Authority with respect to or has been threatened to be charged with or given notice of any violation of, any Applicable Law (including Sarbanes-Oxley), except violations that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Gaiam and the Subsidiaries taken as a whole.

(l)            Intellectual Property Rights.

Gaiam has sufficient title or ownership of, or rights by license or other agreement to all of the patents, patent applications, trademarks, service marks, trademark and service mark applications and registrations, trade names, copyright applications and registrations (the “Intellectual Property Rights”) necessary for, or used in, the conduct of its business as presently conducted and as presently proposed to be conducted.  Such Intellectual Property Rights are not subject to any Lien or any rights of others, however evidenced or created which could reasonably be expected to have a Material Adverse Effect on Gaiam or its operations.

(m)          Taxes.

(i)            All Tax returns required to be filed by Gaiam and each of its Subsidiaries has been accurately prepared and timely filed in all material respects, and all Taxes for which Gaiam or any of its Subsidiaries may be held liable (other than the Taxes referred to in the next sentence), have been paid or accrued within the prescribed period or any extension thereof.  All Taxes required to be withheld by Gaiam or any of its Subsidiaries, including but not limited to, Taxes arising as a result of payments or distributions (or amounts allocable) to foreign Persons or to employees of Gaiam or any of its

Subsidiaries, have been collected and withheld, and have been either paid to the respective Governmental Authorities, set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books and records of the employer.

(ii)           Neither Gaiam nor any of its Subsidiaries has been notified that either the Internal Revenue Service or any other Taxing authority has raised any issues, or has an intent to raise such issues, in connection with any Taxes or Tax return of Gaiam or any of its Subsidiaries, which issues, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

(n)           Litigation Proceedings.

Except as set forth in the Commission Filings, there are no Proceedings pending or, to the Knowledge of Gaiam, threatened against or involving Gaiam or any of the Subsidiaries, whether at law or in equity, whether civil or criminal in nature or by or before any Governmental Authority, which if adversely determined could individually or in the aggregate have a Material Adverse Effect on Gaiam and its Subsidiaries taken as a whole, nor to the Knowledge of Gaiam does there exist any reasonable basis therefore.

(o)           Insurance.

Each of Gaiam and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of Gaiam’s business and the value of its properties.

(p)           Investment Company.

Neither Gaiam nor any Subsidiary is an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder which is required to register as an investment company.

(q)           Brokers.

In connection with the transactions contemplated by this Agreement, none of Gaiam, any of Gaiam’s Subsidiaries or any of their respective officers, directors, shareholders or employees (or any Affiliate of the foregoing) has employed any broker or finder or incurred any actual or potential Liability or obligation, whether direct or indirect, for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement which would be payable by Revolution Living.

(r)           Application of Takeover Protections.

(i)            As of the date of this Agreement, Gaiam and the Gaiam Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the State of Colorado which is or could become applicable to Revolution Living as a result of the transactions contemplated by this Agreement, including, without limitation, Gaiam’s issuance of the Subject Gaiam Shares and Revolution Living’s ownership of the Subject Gaiam Shares.

(ii)           As of the date of this Agreement, Gaiam has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership on Common Stock or a change in control of Gaiam.

(s)           Certificates of Officers.

Any certificate signed by any officer or Gaiam and delivered to Revolution Living will be deemed a representation and warranty by Gaiam to Revolution Living as to the matters covered thereby.

(t)            Listed Securities.

As of the Closing, (i) Gaiam’s Class A Common Stock is quoted on the Nasdaq National Market System (“Nasdaq”) under the ticket symbol “GAIA” and (ii) no stop order suspending the trading of the Class A Common Stock on Nasdaq exists.

4.2          Representations and Warranties of Gaiam with Respect to Purchases of Subject Wisdom Units.

Gaiam hereby represents and warrants to Wisdom, as of the date hereof and as of the Closing Date, on behalf of itself and any Subsidiary it designates to hold the Subject Wisdom Units, as follows:

(a)           Investment Representations.

(i)            The Subject Wisdom Units are being acquired for Gaiam’s own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable foreign or state securities laws.

(ii)           Gaiam understands that (i) the Subject Wisdom Units have not been, and will not be, registered under the Securities Act or applicable foreign or state securities laws, by reason of their sale by Wisdom in a transaction exempt from the registration requirements of the Securities Act and applicable foreign and state securities laws and (ii) the Subject Wisdom Units must be held by Gaiam indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable foreign and state securities laws or is exempt from registration thereof.

(iii)          Gaiam is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.  The Subject Wisdom Units will bear a legend reflecting these conditions on transferability thereof and stop transfer instructions will be given to Wisdom’s transfer agent accordingly.

(iv)          Gaiam is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

(v)           Revolution Living and/or Wisdom has made available to Gaiam or its representatives information relating to Wisdom, its ownership and management and other information about Wisdom and all agreements, documents, records and books that Gaiam has requested relating to an investment in the Subject Wisdom Units which may be acquired by Gaiam hereunder.  Gaiam has reviewed the information provided by Revolution Living and/or Wisdom and understands and accepts the risks associated with an investment in Wisdom, including the terms of this Agreement, the rights of the Lead Investor to control the Board of Directors of Wisdom, and the risk that matters described in the information provided may not materialize.  Gaiam has had an opportunity to ask questions of, and receive answers from a Person or Persons acting on behalf of Revolution Living and Wisdom concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of Gaiam.  Gaiam has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment and to suffer a complete loss of its investment.

(vi)          Gaiam has no need for liquidity in its investment in the Subject Wisdom Units and is able to bear the economic risk of its investment in the Subject Wisdom Units and the complete loss of all of such investment.

(vii)         Gaiam understands that there is no public market for the Subject Wisdom Units and that the transferability of the Subject Wisdom Units is restricted.

(viii)        Gaiam is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of investment in the Subject Wisdom Units and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of the investment in the Subject Wisdom Units.  Gaiam is fully aware of:  (A) the speculative nature of the investment in the Subject Wisdom Units, (B) the financial risk involved, (C) the lack of liquidity for the Subject Wisdom Units, and (D) the transfer restrictions and any repurchase rights applicable to the Subject Wisdom Units.  Gaiam has consulted with its professional, tax and legal advisors with respect to the federal, state, local and foreign income tax consequences of the undersigned’s participation as a member of Wisdom.

(ix)           Neither Wisdom nor any other Person, including Revolution Living, will have or be subject to any liability or indemnification obligation to Gaiam or any other Person resulting from the distribution to Gaiam, or Gaiam’s use of, any information provided to Gaiam, including without limitation, the information described in clause (v), related to the business of Wisdom and any information, projections, documents or material made available to Gaiam, whether orally or in writing, or in any other form in expectation or furtherance of the transactions contemplated by this Agreement, except Wisdom to the extent that a representation or warranty in this Agreement made by Wisdom specifically identifies and addresses such information.

(x)            Except for the representations and warranties contained in this Agreement, Gaiam acknowledges that none of Wisdom, any of its Affiliates and any other Person makes any other express or implied representation or warranty with respect to (i) the Subject Wisdom Units, including without limitation the probable success or profitability of ownership of Subject Wisdom Units, (ii) Wisdom, including without limitation, the operation of its business by its officers, directors, managers, employees, or members, (iii) the business, assets, performance (whether historical, present or future) of Wisdom, including without limitation the probable success or profitability of Wisdom or (iv) otherwise with respect to any other information provided to Gaiam or other Persons, whether on behalf of Revolution Living, Wisdom or such other Persons.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF WISDOM

5.1          Representations and Warranties to Gaiam in connection with Sales of Subject Wisdom Units.

Wisdom hereby represents and warrants to Gaiam, as of the date hereof and as of the Closing Date, as follows:

(a)           Organization, Power, Authority and Good Standing.

Wisdom was formed on December 30, 2004 and conducted no business prior to its acquisition of assets on March 17, 2005.  Each of Wisdom and its Subsidiaries is duly organized, validly existing and in good standing under the Applicable Laws of its respective jurisdiction of incorporation or formation and has all requisite corporate or other power and authority to own, lease and operate its properties and other assets and to carry on its business as presently conducted and as proposed to be conducted.  Except as set forth on Schedule 5.1(a), each of Wisdom and its Subsidiaries is duly qualified, validly existing and/or in good standing to transact business as a foreign Person in those respective jurisdictions in which the character of the property owned, leased or operated by Wisdom or such Subsidiary or the nature of the activities conducted by Wisdom or such Subsidiary makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.  A copy of the Wisdom LLC Agreement in effect on the date hereof has been delivered to Gaiam.

(b)           Capitalization.

(i)            Schedule 5.1(b)(i) accurately reflects the capitalization of Wisdom immediately upon consummation of the Closing.

(ii)           Schedule 5.1(b)(ii) accurately reflects the capitalization of Wisdom after giving effect to the transactions contemplated by this Agreement.

(iii)          Except as contemplated by Wisdom’s Fundamental Documents or as otherwise set forth on
Schedule 5.1(b)(iii), there are, and immediately after consummation of the Closing there will be, no (i) outstanding warrants, options, agreements, convertible Securities or other commitments or instruments pursuant to which Wisdom is obligated to issue, sell or otherwise transfer any Securities, (ii) preemptive rights or similar rights to purchase or otherwise acquire Securities of Wisdom pursuant to any Applicable Law, Wisdom’s Fundamental Documents or any Contract to which Wisdom is a party, or (iii) Lien (such as a right of first refusal, right of first offer, proxy, voting trust or voting agreement) created by Wisdom or, to the Knowledge of Wisdom, any of its members with respect to the sale or voting of any Securities of Wisdom (whether outstanding or issuable upon the conversion, exchange or exercise of outstanding Securities).

(iv)          Except as set forth in the Wisdom LLC Agreement, (x) no outstanding Securities of Wisdom are entitled to any anti-dilution or similar adjustments upon the issuance of additional Securities of Wisdom or otherwise and (y) there are no obligations to redeem, repurchase or otherwise acquire shares of capital stock or other Securities of Wisdom pursuant to any Applicable Law, any Fundamental Document of Wisdom or any Contract to which Wisdom is a party or may be bound.

(v)           Except as contemplated by the Wisdom Documents, no Person has any right to cause Wisdom to effect the registration under the Securities Act of any shares of Common Stock or any other Securities of Wisdom.

(vi)          Except for Life Balance Media LLC, a Delaware limited liability company and wholly-owned by Wisdom, Wisdom does not have any Subsidiaries, nor does it own any capital stock, any other equity or long-term Indebtedness or any equity interest, directly or indirectly, in any other Person.

(vii)         All Securities issued by Wisdom have been either issued in transactions in accordance with, or exempt from registration under, the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or “blue sky” laws, and Wisdom has not violated the Securities Act or any applicable state securities or “blue sky” laws in connection with the issuance of any such Securities.  To Wisdom’s Knowledge, there are no restrictions upon the voting rights associated with, or the transfer of, any of the Securities of Wisdom, except as provided by (i) United States federal or state securities laws or (ii) the terms and provisions of the Wisdom Documents.

(c)           Authorization of Agreement, Etc.

The authorization, reservation, issuance, sale and delivery, as applicable, of the Subject Wisdom Units have been duly and validly authorized by all requisite corporate or other action on the part of Wisdom.  Except as set forth in the Wisdom LLC Agreement, the Subject Wisdom Units (assuming the issuance thereof in accordance with this Agreement), will be duly and validly issued and outstanding and fully paid, with no personal liability attaching to the ownership thereof, free and clear of any Liens whatsoever and with no restrictions on the voting rights thereof, not subject to any preemptive rights, and not subject to any rights of first refusal or other similar rights of the members of Wisdom.

(d)           No Conflicts.

The execution, delivery and performance by Wisdom of this Agreement and each of the other Documents and the consummation of the transactions contemplated hereby and thereby, including without limitation, the issuance, sale and delivery of the Subject Wisdom Units, and compliance with the provisions hereof and thereof by Wisdom, does not or will not, as the case may be, (a) violate any provision of Applicable Law or any Order applicable to Wisdom or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Wisdom under any material Contract to which it is a party or by which Wisdom or its assets or properties are or may be bound or (c) conflict with or violate any provision of the Fundamental Documents of Wisdom currently in effect.

(e)           Approvals.

No Permit or Order, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the (i) execution, delivery or performance by Wisdom of each Document to which it is a party or (ii) sale of the Subject Wisdom Units.

(f)            Accounting.

Wisdom maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iii) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(g)           Private Offering.

Assuming the accuracy of the representations of Gaiam in Section 4.2, the offering, sale, issuance and delivery by Wisdom of the Subject Wisdom Units are exempt from the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder.  Neither Wisdom nor any Person acting on its behalf has offered or sold or will offer or sell any Securities of Wisdom, or has taken or will take any other action (including, without limitation, any offering of any Securities of Wisdom under circumstances that would require, under the Securities Act or any applicable blue-sky laws, the integration of such offering with the transactions contemplated by this Agreement), which would subject the transactions contemplated by this Agreement to the registration provisions of the Securities Act.

(h)           Material Agreements.

(x)            Except as set forth on Schedule 5.1(h), neither Wisdom nor any of its Subsidiaries is a party to (i) any notes, bonds, mortgages, indentures or (ii) other material written or oral Contracts, agreements, instruments and other understandings, in each case that would have been required to be described in a prospectus pursuant to the Securities Act (collectively, the “Wisdom Material Agreements”).

(y)           Each Material Agreement constitutes a valid and binding obligation of Wisdom and/or Subsidiary party thereto and is enforceable against such other party in accordance with its terms.  Each of Wisdom and the Subsidiaries have in all material respects performed all of the obligations required to be performed by each of them to date pursuant to the Material Agreements, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by Wisdom or any of the Subsidiaries or, to the Knowledge of Wisdom, any other party to any of the Material Agreements, except where such default or event, individually or in the aggregate, has not had nor could it reasonably be expected to have a Material Adverse Effect.

(i)            Absence of Undisclosed Liabilities.

Except as set forth on Schedule 5.1(i), neither Wisdom nor any of its Subsidiaries has any Liability required to be disclosed in the consolidated financial statements for Wisdom and its Subsidiaries as at June 30, 2005 that was not disclosed therein, other than Liabilities incurred in the ordinary course of business consistent with past practice since March 17, 2005 (none of which results from, arises out of, relates to, or was caused by, any breach of contract, breach of warranty, tort, infringement or violation of Applicable Law where such breach or event, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect).

(j)            Compliance with Laws.

Neither Wisdom nor any Subsidiary is in violation of, and to the Knowledge of Wisdom none is under investigation by a Governmental Authority with respect to or has been threatened to be charged with or given notice of any violation of, any Applicable Law (including Sarbanes-Oxley), except violations that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Wisdom and the Subsidiaries taken as a whole.

(k)           Taxes.

(i)            All Tax returns required to be filed by Wisdom and each of its Subsidiaries has been accurately prepared and timely filed in all material respects, and all Taxes for which Wisdom or any of its Subsidiaries may be held liable (other than the Taxes referred to in the next sentence), have been paid or accrued within the prescribed period or any extension thereof.  All Taxes required to be withheld by Wisdom or any of its Subsidiaries, including but not limited to, Taxes arising as a result of payments or distributions (or amounts allocable) to foreign Persons or to employees of Wisdom or any of its Subsidiaries, have been collected and withheld, and have been either paid to the respective Governmental Authorities, set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books and records of the employer.

(ii)           Wisdom qualifies (and has since the date of its formation qualified), and will qualify immediately after the Closing Date, to be treated as a partnership for Federal income Tax purposes, and neither Wisdom nor any member of Wisdom has taken a position or filed any election inconsistent with such treatment, and no Taxing authority has taken a position inconsistent with such treatment.

(iii)          Neither Wisdom nor any of its Subsidiaries has been notified that either the Internal Revenue Service or any other Taxing authority has raised any issues, or has an intent to raise such issues, in connection with any Taxes or Tax return of Wisdom or any of its Subsidiaries, which issues, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

(l)            Intellectual Property Rights.

Wisdom has sufficient title or ownership of, or rights by license or other agreement to all of the Intellectual Property Rights necessary for, or used in, the conduct of its business as presently conducted and as presently proposed to be conducted.  Such Intellectual Property Rights are not subject to any Lien or any rights of others, however evidenced or created which could reasonably be expected to have a Material Adverse Effect on Wisdom or its operations.

(m)          Litigation Proceedings.

Except as set forth on Schedule 5.1(m), there are no Proceedings pending or, to the Knowledge of Wisdom, threatened against or involving Wisdom or any of the Subsidiaries, whether at law or in equity, whether civil or criminal in nature or by or before any Governmental Authority, which if adversely determined could individually or in the aggregate have a Material Adverse Effect on Wisdom and its Subsidiaries taken as a whole, nor to the Knowledge of Wisdom does there exist any reasonable basis therefore.

(n)           Insurance.

Each of Wisdom and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of Wisdom’s business and the value of its properties.

(o)           Investment Company.

Neither Wisdom nor any of its Subsidiaries is an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder require to register as an investment company.

(p)           Brokers.

In connection with the transactions contemplated by this Agreement, none of Wisdom, any of Wisdom’s Subsidiaries or any of their respective officers, directors, stockholders or employees (or any Affiliate of the foregoing) has employed any broker or finder or incurred any actual or potential Liability or obligation, whether direct or indirect, for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement which would be payable by Gaiam.

(q)           Certificates of Officers.

Any certificate signed by any officer or Wisdom and delivered to Gaiam will be deemed a representation and warranty by Wisdom to Gaiam as to the matters covered thereby.

5.2          Representations and Warranties in connection with Purchases of Subject Gaiam Shares.

Revolution Living hereby represents and warrants to Gaiam, as of the date hereof and as of the Closing Date, as follows:

(a)           Authorization of the Documents.

Revolution Living has the requisite power and authority (corporate or otherwise) to execute, deliver and perform the Documents to which it is a party and the transactions contemplated thereby, and the execution, delivery and performance by Revolution Living of the Documents to which it is a party have been duly authorized by all requisite action by Revolution Living and each such Document, when executed and delivered by Revolution Living, constitutes a legal, valid and binding obligation of Revolution Living, enforceable against Revolution Living in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Applicable Laws affecting creditors’ rights and remedies generally, and subject, in the case of enforceability, to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity).

(b)           Investment Representations.

(i)            The Subject Gaiam Shares are being acquired for Revolution Living’s own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable foreign or state securities laws.

(ii)           Revolution Living understands that (i) the Subject Gaiam Shares have not been, and will not be, registered under the Securities Act or applicable foreign or state securities laws, by reason of their issuance by Gaiam in a transaction exempt from the registration requirements of the Securities Act and applicable foreign and state securities laws and (ii) the Subject Gaiam Shares must be held by Revolution Living indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable foreign and state securities laws or is exempt from registration thereof

(iii)          Revolution Living is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.  The Subject Gaiam Securities will bear a legend reflecting these conditions on transferability thereof and stop transfer instructions will be given to Gaiam’s transfer agent accordingly.

(iv)          Revolution Living is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

(v)           Gaiam has made available to Revolution Living or its representatives information relating to Gaiam, its ownership and management and other information about Gaiam and all agreements, documents, records and books that Revolution Living has requested relating to an investment in the Subject Gaiam Shares which may be acquired by Revolution Living hereunder.  Revolution Living has reviewed the information provided by Gaiam and understands and accepts the risks associated with an investment in Gaiam, including the terms of this Agreement, and the risk that matters described in the information provided may not materialize.  Revolution Living has had an opportunity to ask questions of, and receive answers from a Person or Persons acting on behalf of Gaiam concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of Revolution Living.  Revolution Living has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment and to suffer a complete loss of its investment.

(vi)          Revolution Living is able to bear the economic risk of its investment in the Subject Gaiam Shares and the complete loss of all of such investment.

(vii)         Revolution Living is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of investment in the Subject Gaiam Shares and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of the investment in the Subject Gaiam Shares.  Revolution Living is fully aware of the speculative nature of the investment in the Subject Gaiam Shares and the financial risk involved.  Revolution Living has consulted with its professional, tax and legal advisors with respect to the federal, state, local and foreign income tax consequences of the undersigned’s investment in Gaiam. thereto.

(viii)        Revolution Living has not employed or otherwise retained any broker or finder in connection with the transactions contemplated by this Agreement

(ix)           Revolution Living is not purchasing the Subject Gaiam Securities as a result of any advertisement, article, notice or other communication regarding the Subject Gaiam Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(x)            Neither Gaiam nor any other Person will have or be subject to any liability or indemnification obligation to Revolution Living or any other Person resulting from the distribution to Revolution Living, or Revolution Living’s use of, any information provided to Gaiam, including without limitation, the information described in clause (v), related to the business of Gaiam and any information, projections, documents or material made available to Revolution Living, whether orally or in writing, or in any other form in expectation or furtherance of the transactions contemplated by this Agreement, except

Gaiam to the extent that a representation or warranty in this Agreement made by Gaiam specifically identifies and addresses such information.

(xi)           Except for the representations and warranties contained in this Agreement, Revolution Living acknowledges that none of Gaiam, its Affiliates and any other Person makes any other express or implied representation or warranty with respect to (i) the Subject Gaiam Shares, including without limitation the probable success or profitability of ownership of Subject Gaiam Shares, (ii) Gaiam, including without limitation, the operation of its business by its officers, directors, managers, employees, or shareholder, (iii) the business, assets, performance (whether historical, present or future) of Gaiam, including without limitation the probable success or profitability of Gaiam or (iv) otherwise with respect to any other information provided to Revolution Living or other Persons, whether on behalf of Gaiam or such other Persons.

(c)           No Conflicts.

The execution, delivery and performance by Revolution Living of this Agreement and each of the other Documents and the consummation of the transactions contemplated hereby and thereby, and compliance with the provisions hereof and thereof by Revolution Living, does not or will not, as the case may be, (a) violate any provision of Applicable Law or any Order applicable to Revolution Living or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Revolution Living under any material Contract to which it is a party or by which Revolution Living or its assets or properties are or may be bound or (c) conflict with or violate any provision of the Fundamental Documents of Revolution Living currently in effect.

(d)           Approvals.

No Permit or Order, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the (i) execution, delivery or performance by Revolution Living of each Document to which it is a party or (ii) sale of the Subject Wisdom Units to Gaiam.

(e)           No Short Position.

Neither Revolution nor any of its Affiliates has an open short position in the Class A Common Stock, and Revolution agrees that it will not, and that it will cause its Affiliates not to, engage in any short sales of, or hedging transactions with respect to the Class A Common Stock.

ARTICLE VI
ADDITIONAL COVENANTS

6.1                               Advice of Changes; Filings.

To the extent requested by Revolution Living, Gaiam shall confer with Revolution Living on a regular and frequent basis as reasonably requested by Revolution Living, report on operational matters and promptly advise Revolution Living orally and, if requested by Revolution Living, in writing of any material change with respect to Gaiam or any Subsidiary.  Gaiam shall promptly provide to Revolution Living (and its counsel) copies of all filings made by Gaiam or any Subsidiary with any Governmental Authority (other than the Commission Filings) in connection with this Agreement and the transactions contemplated hereby.  This Section 6.1 shall terminate upon the earlier to occur of (i) the expiration of the Option (as defined in the Shareholders Agreement), and (ii) expiration of Revolution Living’s right to invoke the buy/sell procedures under Section 5.4 of the Shareholders Agreement.

6.2                               Reasonable Efforts; Notification.

Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) ensuring that all conditions to the Closing set forth in this Agreement are satisfied as soon as reasonably practical, including executing and delivering all documents required to be delivered by such Party at any the Closing and taking any and all actions which may be necessary on its part to cause each other Party to the Documents to so execute and deliver each Document, (ii) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.  In connection with and without limiting the foregoing, Gaiam and the Gaiam Board shall (x) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of other transactions contemplated by this Agreement and (y) if any state takeover statute or similar statute or regulation becomes applicable to any transaction contemplated by this Agreement, take all action not prohibited by such statute or regulation to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement and the transactions contemplated by this

Agreement.  Nothing in this Agreement shall be deemed to require Gaiam or Revolution Living to dispose of or hold separate any asset or collection of assets.

6.3                               NASD.

As soon as reasonably practical, Gaiam will file a listing application with the NASD with respect to the shares of Class A Common Stock being sold to Revolution Living pursuant to this Agreement.  Revolution Living agrees to reasonably cooperate and assist Gaiam, to the extent necessary, in the preparation of such listing application.

6.4                               Litigation Cooperation.

Should any third-party suit or Proceeding be instituted by or against Revolution Living in any manner relating to Gaiam, Gaiam shall, without expense to Revolution Living, make available Gaiam and its officers, employees and agents and Gaiam’s books and records, to the extent that Revolution Living may deem them reasonably necessary in order to prosecute or defend any such suit or Proceeding.  Should any third-party suit or Proceeding be instituted by or against Gaiam in any manner relating to Revolution Living or Wisdom, Revolution Living shall, without expense to Gaiam, make available Revolution Living and its officers, employees and agents and Revolution Living’s books and records, to the extent that Gaiam may deem them reasonably necessary in order to prosecute or defend any such suit or Proceeding.

6.5                               Performance of Documents; Inconsistent Agreements.

Each of the Parties will perform and observe all of the terms and provisions of each Document to be performed or observed by it, maintain each such Document in full force and effect, and enforce such Document in accordance with its terms. Neither Party will enter into any agreement containing any provision which could (a) be violated or breached by the exercise or performance by such Party of any of its respective rights or obligations under any Document, or (b) impair the ability of such Party to comply with the terms of the Documents.

6.6                               Disclosure of Transactions and Other Material Information.

Gaiam will file a current report of Form 8-K with the Commission describing the terms of the transactions contemplated by the Documents and including as exhibits to such Form 8-K the form of this Agreement, the Subject Gaiam Shares and the Shareholder Agreement, in the form required by the Exchange Act and within the time periods required by the Exchange Act.  Revolution Living shall file a Statement of Beneficial Ownership on Schedule 13D and a Form 3 along with such other filings as may be required by federal securities laws and the rules and regulations of the Commission, within the time periods required by such laws.

6.7                               Public Announcements.

(a)           Neither Party will make any written or other public disclosure regarding the other Party without the prior written consent of the other Party, except as may be required by Applicable Law or the rules and regulations of Nasdaq (including pursuant to Section 6.3) above) and, in such case, by first promptly notifying the other Party of such obligation and allowing the other Party to provide comment to any such disclosure prior thereto.

(b)           Except as otherwise required by Applicable Law or by the rules of Nasdaq, so long as this Agreement is in effect, none of Gaiam (or any of its Subsidiaries),or Revolution Living (or any of its Subsidiaries), will issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent will not be unreasonably withheld.  Gaiam and Revolution Living will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

(c)            This Section 6.7 shall terminate upon the earliest to occur of the expiration or exercise of the Option.

6.8                               Revolution Living Information Rights.

(a)           In the event Gaiam is no longer a reporting company under, and is no longer required to file periodic reports pursuant to, the Exchange Act, Gaiam will furnish Revolution Living with the following:

(i)            Quarterly Reports.  As soon as available, but not later than 45 days after the end of each quarter in each fiscal year (other than the last quarter in each fiscal year) of Gaiam, a consolidated balance sheet of Gaiam and the related consolidated statements of income, shareholders’ equity and cash flows, unaudited but prepared in accordance with GAAP consistently applied and certified by the President or the Chief Financial Officer of Gaiam, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income, shareholders’ equity and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for the prior fiscal year.

(ii)           Annual Audit.  As soon as available, but not later than 90 days after the end of each fiscal year of Gaiam, audited consolidated financial statements of Gaiam, which will include a consolidated statement of cash flows and statement of operations for such fiscal year and a consolidated balance sheet as at the last day thereof, each prepared in accordance with GAAP consistently applied (except as set forth in the notes thereto), and accompanied by the report of a firm of independent certified public accountants selected by the Gaiam Board (the “Gaiam Accountants”).  Gaiam will maintain a system of accounting sufficient to enable the Gaiam Accountants to render the report referred to in this clause.

(iii)          Annual Operating Plan.  Within 60 days after the beginning of each fiscal year of Gaiam, an annual operating plan, including a qualitative summary by the President of Gaiam and an updated consolidated budget, projected income statements, balance sheets and cash flow statements (setting forth in detail the assumptions therefor) on a monthly basis for Gaiam and its Subsidiaries for such fiscal year of Gaiam.

(iv)          GAAP Reporting.  The financial statements and reports delivered under this subsection will fairly present in all material respects the financial position and results of operations of Gaiam at the dates thereof and for the periods then ended and will have been prepared in accordance with GAAP, in the case of unaudited financial statements, subject to normal year-end audit adjustments and the absence of footnotes.

(b)           Access to Records and Properties.  Gaiam will afford Revolution Living, during normal business hours and with reasonable advance notice, reasonable access to (i) visit and inspect the assets, properties and information (financial or otherwise) of Gaiam, (ii) examine upon reasonable advance notice, the books of accounts and records of Gaiam and (iii) make copies of such records and permit Revolution Living to discuss all aspects of Gaiam and each Subsidiary with any officers, employees of Gaiam and with the Gaiam Accountants, in each case consistent with the highest level of access to information and inspection rights granted by Gaiam to other shareholders; provided, however, that such investigation will not unreasonably interfere with the operations of Gaiam.  Gaiam will instruct the Gaiam Accountants to discuss such aspects of the financial condition of Gaiam with Revolution Living as Revolution Living may reasonably request, and to permit Revolution Living to inspect, copy and make extracts from such financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by the Gaiam Accountants with respect to Gaiam as Revolution Living may reasonably request.  Revolution Living acknowledges that any information obtained from Gaiam or its officers and employees may be material undisclosed information under federal and state securities laws, and that Revolution Living agrees to hold all such information confidential and not trade on the basis of any material undisclosed information obtained from Gaiam or its officers and employees.

(c)           Termination.  This Section 6.8 shall terminate upon Revolution Living and its permitted transferees beneficially owning in the aggregate fewer than five percent (5%) of the Fully-Diluted Capital Stock.

6.9                               Nonsolicitation.

From and after the Closing Date, neither Wisdom nor Gaiam will, and neither will permits its controlled Subsidiaries to:  (i) except as otherwise provided below, solicit any material business customers of the other Party (directly or indirectly) for the express purpose of diverting existing business of such customers; (ii) solicit any content providers or licensors of the other Party (directly or indirectly) for the express purpose of causing, inviting or encouraging any such content provider to alter or terminate his, her or its business relationship with the other Party; or (iii) hire or solicit any employees of the other Party (directly or indirectly) for the purpose of causing, inviting or encouraging any such employee to alter or terminate his, her or its employment relationship with the other Party; provided, that it shall not be a violation of this provision to conduct general solicitations of employment at a career fair or similar conference for employers or in a journal, newspaper or other publication of general circulation or in trade publications or other similar media.  Each Party shall notify the other, from time to time, of the business customers, licensors and content providers it believes to be covered by the terms of this Section.  Notwithstanding clause (i) above, it shall not be a violation of this Section 6.9 to solicit any cable television multi-system operator (MSO), internet portal or service, wireless service or equipment provider, satellite service or consumer equipment provider, or other aggregator or distributor of (x) video on demand (VOD), (y) video over internet protocol (VoIP) or (z) similar mechanism or media to distribute content produced, controlled, or licensed by a Party or to engage in activities contemplated by the Cooperation Agreement.  If, at any time, either Wisdom or Gaiam, as the case may be (the “Breaching Party”), is in breach of its obligations to the other party (the “Nonbreaching Party”) under the Cooperation Agreement, the Nonbreaching Party shall be relieved of its obligations under this Section 6.9 until such breach is cured by the Breaching Party and the Breaching Party is no longer in default of its obligations under the Cooperation Agreement.  This Section 6.9 shall terminate upon termination of the Cooperation Agreement.

ARTICLE VII
CONDITIONS TO CLOSING

7.1                               Conditions to Revolution Living’s Obligations.

The obligation of Revolution Living to consummate the applicable Closing is subject to the satisfaction of the following conditions precedent (unless waived by Revolution Living):

(a)           Gaiam shall have performed its obligations under, and shall have complied with, all the covenants and agreements set forth in this Agreement in all material respects, and all representations and warranties contained in Article IV shall be true and correct in all material respects (except those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of the Closing Date (except for those representations and warranties which are made as of a specific date, which shall have been true and correct as of such date).

(b)           Gaiam and Rysavy each shall have duly executed and delivered to Revolution Living each of the Documents to which Gaiam and/or Rysavy, as the case may be, is to be a party, and such Documents shall be in full force and effect and be binding against Gaiam and/or Rysavy, as the case may be, as of the Closing.

(c)           No Applicable Law shall have been enacted after the date hereof and no Proceeding shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Documents or materially restricts or impairs the ability of Revolution Living to own Securities of Gaiam.

(d)           There shall be no Proceeding pending or threatened by the NASD to terminate the NASD’s quotation of the Common Stock on the Nasdaq.

(e)           Gaiam shall have made and/or obtained all notices, consents, approvals, and authorizations necessary to consummate the transactions contemplated hereby, including without limitation all applicable filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(f)            Gaiam shall have in effect director and officer liability insurance with coverage of at least $10,000,000 from a nationally recognized insurance company rated “A” or above, and otherwise in form and substance reasonably satisfactory to Revolution Living.

7.2                               Conditions to Gaiam’s Obligations.

The obligation of Gaiam to consummate the applicable Closing is subject to the satisfaction of the following conditions precedent (unless waived by Gaiam):

(a)           Each of Revolution Living and Wisdom shall have performed its obligations under, and shall have complied with, all the covenants and agreements set forth in this Agreement in all material respects, and all representations and warranties contained in Article V shall be true and correct in all material respects (except those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of the Closing Date (except for those representations and warranties which are made as of a specific date, which shall have been true and correct as of such date).

(b)           Revolution Living and Case each shall have duly executed and delivered to Gaiam each of the Documents to which Revolution Living and/or Case, as the case may be, is to be a party, and such Documents shall be in full force and effect and be binding against Revolution Living and/or Case, as the case may be, as of the Closing.

(c)           No Applicable Law shall have been enacted after the date hereof and no Proceeding shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Documents or materially restricts or impairs the ability of Gaiam to own Securities of Wisdom.

(d)           Revolution Living shall have made and/or obtained all notices, consents, approvals, and authorizations necessary to consummate the transactions contemplated hereby, including without limitation all applicable filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(e)           Any requisite consent of investors in Wisdom (other than Revolution Living) to the terms of this Agreement and the other Documents shall have been obtained.

(f)            The requisite members of Wisdom will have executed and delivered the Wisdom LLC Agreement.

ARTICLE VIII
ISSUANCES AND TRANSFER OF SECURITIES

8.1                               Restrictive Legends.

Each certificate evidencing the Subject Gaiam Shares or the Subject Wisdom Units, and each certificate for any such securities issued to subsequent transferees of any such certificate, will (unless otherwise permitted by the Shareholders Agreement) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE

SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES ARE SUBJECT TO THE TERMS AND PROVISIONS OF THE TRANSACTION AGREEMENT, DATED AS OF AUGUST 4, 2005, AS AMENDED FROM TIME TO TIME, AND THE HOLDER OF THIS CERTIFICATE IS ENTITLED TO THE BENEFITS THEREOF.  COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.”

8.2                               Removal of Legend.

Each certificate or other instrument evidencing the securities issued upon the transfer of any Subject Gaiam Shares or Subject Wisdom Units, as the case may be (and each certificate or other instrument evidencing any untransferred balance of such Securities) will bear the legend set forth in Section 8.1 hereof unless (i) in the opinion of counsel to the holder of such Securities registration of future transfer is not required by the applicable provisions of the Securities Act or (ii) Wisdom will have waived the requirement of such legends with respect to Subject Wisdom Units; provided, however, that such legend will not be required on any certificate or other instrument evidencing the securities issued upon such transfer in the event such transfer will be made in compliance with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto).

ARTICLE IX
TERMINATION

9.1                               Termination.

This Agreement may not be terminated (except by written agreement of all Parties hereto) after the Closing.  This Agreement may be terminated at any time prior to the Closing by:

(a)           the mutual written consent of each Party hereto; or

(b)           Revolution Living, if there has been a breach by Gaiam of any representation, warranty, covenant or agreement on the part of Gaiam contained in this Agreement which breach is material and which Gaiam fails to cure within five (5) Business Days after written notice thereof is given by Revolution Living (except no cure period will be provided for a breach which by its nature cannot be cured); or

(c)           Gaiam if there has been a breach by Revolution Living or Wisdom of any representation, warranty, covenant or agreement on the part of Revolution Living or Wisdom contained in this Agreement which breach is material and which Revolution Living or Wisdom fails to cure within five (5) Business Days after written notice thereof is given by Gaiam (except no cure period will be provided for a breach which by its nature cannot be cured); or

(d)           Revolution Living or Gaiam, if any permanent injunction or other Order of a Governmental Authority preventing the Closing will have become final and nonappealable; or

(e)           Revolution Living or Gaiam if the Closing does not occur on or prior to August 31, 2005;

provided, however, that neither Revolution Living or Gaiam will be entitled to terminate this Agreement pursuant to Section 9.1(b), Section 9.1(c) or Section 9.1(e) if such Party’s fraud or breach of this Agreement (including Section 6.2) has prevented the satisfaction of a condition.

9.2                               Termination Procedures.

Any termination pursuant to Section 9.1(a) will be effected by a written instrument signed by Revolution Living and Gaiam, and any other termination pursuant to Section 9.1 will be effected by written notice from the Party or Parties so terminating to the other Party hereto, which notice will specify the Section of this Agreement pursuant to which this Agreement is being terminated.

9.3                               Effect of Termination.

In the event of the termination of this Agreement as provided in Section 9.1, this Agreement will be of no further force or effect and there will be no liability or obligation on the part of Revolution Living or Gaiam or their respective officers, directors or Affiliates, except for this Section 9.3, Sections 6.4 and 6.7 and Article X, each of which will survive the termination of this Agreement; provided, however, that the Liability of any Party for any breach by such party of the representations, warranties, covenants or agreements of such Party set forth in this Agreement occurring prior to the termination of this Agreement will survive the termination of this Agreement.

ARTICLE X
MISCELLANEOUS

10.1               Parties In Interest; Assignment.

This Agreement will bind and inure to the benefit of the Parties and their respective successors, assigns, heirs and personal representatives.  No Party may assign this Agreement or any of its rights, interests or obligations hereunder or thereunder without the prior written consent of the other Party; provided, however, that Revolution Living may assign any of its rights under this Agreement, or any other document or investment contemplated hereby to Case or any Affiliate, member or limited partner of Revolution Living controlled by Case.  Upon any transfer of any Subject Gaiam Shares, the transferee will be bound by, and entitled to the benefits of, this Agreement with respect to such transferred Securities in the same manner as the transferring Person.  Upon any transfer of any Subject Wisdom Units, the transferee will be bound by, and entitled to the benefits of, this Agreement with respect to such transferred Securities in the same manner as the transferring Person.

10.2               Entire Agreement.

This Agreement, each other Document and the other writings and agreements referred to herein or delivered pursuant hereto contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto.

10.3               Notices.

All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement (whether or not required to be delivered hereunder) will be in writing and will be deemed to have been duly given if personally delivered, if sent by facsimile or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)           if to Gaiam, to:

Gaiam, Inc.
360 Interlocken Blvd.
Broomfield, Colorado 80021
Attention:	Jirka Rysavy
Telephone:	303-222-3645
Telecopy:	303-222-3609

with a copy to:

Bartlit Beck Herman Palenchar & Scott LLP
1899 Wynkoop, Suite 800
Denver, Colorado 80202
Attention:	Thomas R. Stephens
Telephone:	303-592-3100
Telecopy:	303-592-3140

(b)           If to Revolution Living, to:

Revolution Living LLC
1717 Rhode Island Avenue, N.W.
Washington, D.C. 20036
Attention:	Ronald A. Klain
Telephone:	202-776-1405
Telecopy:	202-776-1499

with a copy to:

O’Melveny & Myers LLP
1625 Eye Street, N.W.
Washington, D.C. 20006
Attention:	David G. Pommerening
Telephone:	202-383-5110
Telecopy:	202-383-5414

(c)           If to Wisdom, to:

Life Balance Media Holdings LLC
10 East 40th Street, 26th Floor
New York, NY 10016
Attention:	C.J. Kettler
Telephone:	212-497-8065
Telecopy:	212-213-0540

with a copy to:

O’Melveny & Myers LLP
1625 Eye Street, N.W.
Washington, D.C. 20006
Attention:	David G. Pommerening
Telephone:	202-383-5110
Telecopy:	202-383-5414

or to such other address as the Party to who notice is to be given may have furnished to the other Party hereto in writing in accordance with the provisions of this Section 10.3.  Any such notice or communication will be deemed to have been received (i) in the case of personal delivery or delivery by facsimile, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next Business Day after the date when sent and (iii) in the case of mailing, on the third Business Day following that on which the piece of mail containing such communication is posted.

10.4               Amendments.

This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Parties.

10.5               Extension; Waiver.

The Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver will not operate or be construed as a waiver of any subsequent breach by the other party.

10.6               Counterparts.

This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement.  Facsimile counterpart signatures to this Agreement will be acceptable and binding.

10.7               Governing Law.

(a)           All questions concerning the construction, interpretation and validity of this Agreement will be governed by and construed and enforced in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether in the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.  In furtherance of the foregoing, the internal law of the State of Colorado will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

10.8               No Third Party Reliance.

Anything contained herein to the contrary notwithstanding, the representations and warranties contained in this Agreement (a) are being given as an inducement to the other Party to enter into this Agreement and the other Documents (and each Party acknowledges that the other Party has expressly relied thereon) and (b) are solely for the benefit of the other Party.  Accordingly, no third party (including, without limitation, any holder of Securities of Gaiam, Revolution Living or Wisdom) or anyone acting on behalf of such third party (other than a Party) will be a beneficiary of such representations and warranties and no such third party will have any rights of contribution against any Party with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

10.9               Submission to Jurisdiction.

Any Proceeding with respect to this Agreement may be brought in the courts of the State of Colorado and the United States of America for the District of Colorado and, by execution and delivery of this Agreement, each Party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each Party hereby irrevocably waives, in connection with any such action or Proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or Proceeding in such respective jurisdictions.  Each Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.  Nothing herein will affect the right of any Party to serve process in any other manner permitted by Applicable Law or to commence Proceedings or otherwise proceed against any other Party in any other jurisdiction.

10.10             Severability.

It is the desire and intent of the Parties that the provisions of this Agreement and the other Documents be enforced to the fullest extent permissible under the Applicable Law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement or the other Documents would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, will be ineffective, without invalidating the remaining provisions of this Agreement or such other Document or affecting the validity or enforceability of such provision in any jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or such other Document or affecting the validity or enforceability of such provision in any other jurisdiction.

10.11             Independence of Agreements.

All agreements and covenants hereunder will be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant will not affect the occurrence of such default, unless expressly permitted under an exception to such covenant.  In addition, all representations and warranties hereunder will be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of the representation and warranty first referred to in this sentence.

10.12             Further Assurances.

Each Party will duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of any other Party to carry out the provisions and purposes of the Agreement, the other Documents, and to comply with Applicable Law, including, but not limited to, all information necessary to effect any securities, governmental, bank regulatory or other governmental filings.

10.13             Remedies.

In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement will have been breached by a Party, the other Party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, each of the undersigned has duly executed this Transaction Agreement as of the date first written above.

GAIAM:

GAIAM, INC.

By:
Name:
Title:

REVOLUTION LIVING:

REVOLUTION LIVING LLC

By:
Name:
Title:

WISDOM:

LIFE BALANCE MEDIA HOLDINGS LLC

By:
Name:
Title: